EXHIBIT 99.1

NetManage to Report Fourth Quarter 2007 Results Monday, February 4, 2008

Conference Call to Discuss the Results Will be At 1:30 p.m. PT (4:30 p.m. ET)

CUPERTINO, Calif., Jan. 22, 2008 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, will announce the company's fourth quarter 2007 financial results on Monday, February 4, 2008.

Zvi Alon, chairman, president and chief executive officer will host a conference call at 1:30 p.m. Pacific Time, 4:30 p.m. Eastern Time, to discuss the Company's financial results. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 719-325-4748 and entering pass code 7243542#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 7243542#, until February 11, 2008.

About NetManage

NetManage, Inc. (Nasdaq:NETM) is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

NetManage, the NetManage logo, the lizard-in-the-box logo, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Chameleon and Chameleon design, are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

CONTACT:  NetManage, Inc.
          Jeanne Buffa
          (408) 342-7655

          The Blueshirt Group
          Investor Contacts:
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          Alex Wellins
            alex@blueshirtgroup.com
          (415) 217-7722